Exhibit 99.1

TransDigm Group Issues Fiscal 2011 Guidance

Cleveland, Ohio, December 13, 2010/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today issued its guidance for the fiscal year ending September 30, 2011.

Fiscal 2011 Outlook

Including the acquisition of McKechnie Aerospace which closed on December 6, 2010, assuming no other acquisition activity and based upon current market conditions, the Company expects fiscal 2011 financial performance to be as follows:

•	Revenues are anticipated in the range of $1,160 million to $1,220 million or a mid-point of $1,190 million compared with $828 million in fiscal 2010, up 43.8% year over year;

•	EBITDA As Defined is anticipated in the range of $532 million to $562 million or a mid-point of $547 million compared with $412 million in fiscal 2010, up 32.9% year over year;

•	Net income is anticipated in the range of $119 million to $141 million or a mid-point of $130 million compared with $163 million in fiscal 2010;

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Earnings per share under the “two-class method” are expected to be in the range of $2.16 to $2.58 per share on weighted average shares outstanding of 53.5 million or a mid-point of $2.37 per share compared with $2.52 per share in fiscal 2010; and

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Adjusted earnings per share under the “two-class method” are expected to be in the range of $3.48 to $3.90 per share on weighted average shares outstanding of 53.5 million or a mid-point of $3.69 per share compared with $3.35 per share in fiscal 2010, up 10.2% year over year.

“The aerospace market is showing clearer signs of stabilization as we proceed into fiscal 2011, and we will continue to watch it closely,” stated W. Nicholas Howley, TransDigm’s Group’s Chairman and Chief Executive Officer. “We believe our consistent and proven value-focused strategy will continue to serve us well as the market recovers and as we integrate the Semco and McKechnie acquisitions. While we do not provide forecasts of quarterly earnings, we expect our results to be stronger in the second half of fiscal year 2011 as the McKechnie acquisition begins to contribute and the market improves.”

He continued, “Capitalizing on favorable financing market conditions, we elected to refinance all of our existing debt. This new capital structure will allow TransDigm to move forward with consistency and security by extending the maturity dates by three to four years. Additionally, with the debt attributable to the McKechnie purchase price, McKechnie is anticipated to be modestly accretive in fiscal 2011 on an adjusted basis in spite of an estimated $10.4 million of acquisition related intangible amortization.”

Conference Call

TransDigm Group will host a conference call for investors and security analysts on December 13, 2010, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 383-8003 and enter the pass code 99802194. International callers should dial (617) 597-5330 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 48662794. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Fiscal 2011 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION	Table 1
(Amounts in thousands, except per share amounts)
(Unaudited)

	(Midpoint) of Fiscal Year Ending September 30, 2011	Fiscal Year Ended September 30, 2010

Net Income	$130,000	$163,445

Less: Dividends paid on participating securities	(3,000)	(30,313)

Net income applicable to common stock	$127,000	$133,132

Diluted weighted-average shares outstanding	53,500	52,923

Diluted earnings per share	$2.37	$2.52

Adjustments to diluted earnings per share:

Inclusion of the dividend equivalent payment	0.06	0.57

Non-cash compensation costs	0.08	0.08

Acquisition and transaction-related expenses	0.34	0.18

Refinancing expenses	0.84	—

Adjusted diluted earnings per share	$3.69	$3.35

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